Exhibit 16.2


March 10, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read Item 4 of Ultramar Diamond Shamrock Corporation's
Form 8-K dated March 4, 1997 and are in agreement with the statements contained in paragraph 4(a) therein as they relate to Price Waterhouse LLP.

Yours very truly,


/s/ Price Waterhouse LLP




W5068.TW